Exhibit 99.1

Value Line, Inc.
220 East 42nd Street
New York, NY 10017

Immediate News Release	Contact: Howard A. Brecher
October 21, 2011	(212) 907-1500
www.valueline.com

VALUE LINE, INC. ANNOUNCES APPOINTMENT OF CHAIRMAN AND CEO      AND REGULAR QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE

New York, (NASDAQ: VALU) Value Line, Inc. announced today that on October 20, 2011, its Board of Directors appointed Howard A. Brecher Chief Executive Officer (CEO), President and Chairman of the Board of Directors (Chairman) of the Company. Mr. Brecher had been Acting Chairman and Acting CEO.  Mr. Brecher has been an officer and director since 1992.

Additionally, the Board of Directors declared on October 20, 2011 its regular quarterly cash dividend of $0.20 per share of common stock, payable on November 10, 2011, to stockholders of record on October 31, 2011.

Value Line, Inc. is a leading New York based publishing company. Value Line believes The Value Line Investment Survey is one of the most widely read independent investment publications. Value Line also produces and publishes other proprietary investment periodicals in both print and electronic formats, including the newly introduced Value Line Dividend Select.  Value Line has copyright data, which includes certain proprietary ranking system information and other proprietary information used in third party products such as unit investment trusts, variable annuities, managed accounts and exchange traded funds which it distributes under copyright data agreements. Value Line collects a copyright fee from the sponsors of these products.  Investment Management Services are provided by EULAV Asset Management (EAM) from which Value Line receives distributions through its interest in certain revenues of EAM and a portion of the residual profits of EAM but Value Line has no voting authority with respect to the election or removal of the trustees of EAM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report may contain statements that are predictive in nature, depend upon or refer to future events or conditions (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar or negative expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the following:

•	dependence on key personnel;
•	maintaining revenue from subscriptions for the Company’s published products;
•	protection of intellectual property rights;
•	changes in market and economic conditions, including global financial issues;

•
dependence on revenue and profits from EULAV Asset Management Trust, a Delaware business trust (“EAM”), which provides investment management and distribution, marketing and administrative services to the Value Line branded mutual funds;

•	fluctuations in EAM’s assets under management due to broadly based changes in the values of equity and debt securities, redemptions by investors and other factors;
•	competition in the fields of publishing, copyright data and investment management;
•	the impact of government regulation on the Company’s and EAM’s business and the uncertainties of litigation and regulatory proceedings;
•	availability of free or low cost investment data through discount brokers or generally over the internet;
•
the risk that, while the Company believes that the restructuring transaction that closed on December 23, 2010, was sufficient to comply with the requirements of the order issued by the Securities and Exchange Commission (the “SEC”) on November 4, 2009, the Company might be required to take additional steps which could adversely affect the Company’s results of operations or the Company’s financial condition;

•	terrorist attacks and natural disasters; and
•
other risks and uncertainties, including but not limited to the risks described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended April 30, 2011 filed with the SEC on July 29, 2011 and in Part II, Item 1A of the Quarterly Report on Form 10-Q for the period ended July 31, 2011,  filed with the SEC on September 13, 2011, and other risks and uncertainties from time to time

Any forward-looking statements are made only as of the date hereof, and Value Line undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.